UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2024

THE HAIN CELESTIAL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-22818	22-3240619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 River Street,
Hoboken, New Jersey		07030
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 516 587-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HAIN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2024, The Hain Celestial Group, Inc. (the “Company”) held its 2024 Annual Meeting of Shareholders (the “Annual Meeting”). As further discussed below, at the Annual Meeting, the shareholders of the Company approved a proposal to amend The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan (the “2022 Plan”) to increase the number of shares of the Company’s common stock (the “Shares”) available for issuance under the 2022 Plan from 9,200,000 Shares to 12,950,000 Shares, subject to adjustments as described in the 2022 Plan (the “Amendment”). The Company’s Board of Directors had previously approved and adopted the Amendment, subject to shareholder approval.

For a description of the material features of the 2022 Plan as amended by the Amendment, see the Company’s Definitive Proxy Statement on Schedule 14A (File No. 000-22818), filed with the Securities and Exchange Commission on September 19, 2024, under the heading “Proposal 4—Approval of an Amendment to The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan,” which is incorporated herein by reference. The foregoing description of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the actual terms set forth in the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The matters voted upon at the Annual Meeting and the voting results are set forth below.

Proposal 1 - Election of Directors

The following eight director nominees were elected to serve on the Company’s board of directors until the next annual meeting of shareholders and until their successors are duly elected and qualified, based upon the following vote:

	For	Against	Abstain	Broker Non-Votes
Neil Campbell	75,219,153	536,727	152,772	5,302,445
Celeste A. Clark, Ph.D.	74,454,707	1,413,762	40,183	5,302,445
Wendy P. Davidson	75,228,018	642,800	37,834	5,302,445
Shervin J. Korangy	74,695,339	1,172,493	40,820	5,302,445
Alison E. Lewis	75,241,386	513,997	153,269	5,302,445
Michael B. Sims	74,921,571	945,344	41,737	5,302,445
Carlyn R. Taylor	75,236,624	634,033	37,995	5,302,445
Dawn M. Zier	75,190,735	678,233	39,684	5,302,445

Proposal 2 - Advisory Vote to Approve Named Executive Officer Compensation

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended June 30, 2024 was approved based upon the following vote:

For	Against	Abstain	Broker Non-Votes
67,429,300	8,415,229	64,123	5,302,445

Proposal 3 - Ratification of Appointment of Registered Independent Accountants

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s registered independent accountants for the fiscal year ending June 30, 2025 was approved based upon the following vote:

For	Against	Abstain	Broker Non-Votes
77,628,498	3,528,165	54,434	0

Proposal 4 - Approval of Amendment to The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan

The proposal to approve the amendment to The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan was approved based upon the following vote:

For	Against	Abstain	Broker Non-Votes
66,724,359	9,117,400	66,893	5,302,445

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HAIN CELESTIAL GROUP, INC.

Date:	November 5, 2024	By:	/s/ Kristy M. Meringolo
Kristy M. Meringolo Chief Legal and Corporate Affairs Officer, Corporate Secretary